Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the class A common stock, par value $0.01, of Cosan Limited and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other person making the filing unless such person knows or has reason to believe such information is inaccurate.

The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 18th day of December, 2009.

QUELUZ HOLDINGS LIMITED

December 18, 2009
Date

/s/ Rubens Ometto Silveira Mello
Signature

Rubens Ometto Silveira Mello / President
(Name/Title)

USINA BOM JESUS S/A AÇÚCAR E ÁLCOOL

December 18, 2009
Date

/s/ Rubens Ometto Silveira Mello
Signature

Rubens Ometto Silveira Mello / President
(Name/Title)

CFV19 PARTICIPAÇÕES S/A

December 18, 2009
Date

/s/ Isaltina Ometto Silveira Mello
Signature

Isaltina Ometto Silveira Mello / President
(Name/Title)

MSAL PARTICIPAÇÕES S/A

December 18, 2009
Date

/s/ Isaltina Ometto Silveira Mello
Signature

Isaltina Ometto Silveira Mello / President
(Name/Title)

CERTO PARTICIPAÇÕES S/A

December 18, 2009
Date

/s/ Isaltina Ometto Silveira Mello
Signature

Isaltina Ometto Silveira Mello / President
(Name/Title)

MSOR PARTICIPAÇÕES S/A

December 18, 2009
Date

/s/ Isaltina Ometto Silveira Mello
Signature

Isaltina Ometto Silveira Mello / President
(Name/Title)